EXHIBIT 10.12

July __, 2005

India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland 20814

Ferris, Baker Watts, Inc.
100 Light Street, 8th Floor
Baltimore, MD 21202

Re: INITIAL PUBLIC OFFERING

Landies and Gentlemen:

The undersigned, in consideration of Ferris, Baker Watts, Inc. (“FBW”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the India Globalization Capital, Inc. (“Company”) (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock of the Company owned by the undersigned, whether Insider Shares, IPO Shares or shares purchased after the IPO, in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other blank check company , any suitable opportunity to acquire an operating business whose primary operations are located in India, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a Special Advisor to the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

4. Intentionally omitted.

5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services

India Globalization Capital, Inc.
Ferris, Baker Watts, Inc.
July     , 2005

rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned and any Affiliate of the undersigned shall be entitled to reimbursement from the Company for their respective out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, nor any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination .

7. The undersigned will escrow his/her Insider Shares for period commencing on the Effective Date and ending six months after the consummation of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be a special advisor to the Company for a period of two years. The undersigned’s biographical information furnished to the Company and FBW attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and FBW and attached hereto as Exhibit B us true and accurate in all material respects. The undersigned represents and warrants that:

(a) he/she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he/she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he/she is not currently a defendant in any such criminal proceeding; and

(c) he/she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a special advisor to the Company.

10. Intentionally deleted.

India Globalization Capital, Inc.
Ferris, Baker Watts, Inc.
July     , 2005

11. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business whose primary operations are in India and selected by the Company; and

(ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Signature